Exhibit 10.6

PROMISSORY NOTE

$221,999.99	New York, New York February , 2006

FOR VALUE RECEIVED, the undersigned, Biovest International, Inc., having an address at Biotech Building 4, 377 Plantation Street, Worchester MA 01605 (the “Obligor”), promises to pay to the order of Dr. Robert Pfeffer, 1070 Park Avenue, New York, NY 10128 (the “Payee”) or at such other place as may be designated in writing by the holder of this Note, the principal amount of Two-Hundred Twenty One Thousand Nine Hundred Ninety-Nine ($221,999.99) Dollars (the “Principal Amount”), or as much thereof as may be outstanding from time to time hereunder, together with any accrued interest on the outstanding Principal Amount hereof, in the manner set forth herein. No interest will accrue on the outstanding balance of the Principal Amount, unless otherwise provided for herein. This Promissory Note and Obligor’s obligations hereunder are absolute and unconditional. This Promissory Note may not be assigned without the written consent of Payee.

I.	Repayment

Obligor shall pay Payee the Principal Amount in sixteen (16) equal monthly payments of $13,874.99 that will commence on March 1, 2006 and end on June 1, 2007 (hereinafter the “Installment Payments”). Such Installment Payments shall by made by certified or bank check, wire transfer or ACH Transfer and made payable to “Sadis & Goldberg, LLC, as attorneys for Dr. Robert D. Pfeffer.” The wire transfer information for Sadis & Goldberg, LLC is as follows:

Citibank, N.A.

120 Broadway

New York, NY 10271

ABA Routing #: 021000089

Acct#: 44768732

For the Account of: Sadis & Goldberg LLC

Citibank – IOLA Account

Citibank, N.A.

120 Broadway

New York, NY 10271

ABA Routing #: 021000089

Acct#: 33427254

For the Account of: Sadis & Goldberg LLC, Attorney Trust Account

Obligor will deliver such Installment Payments to Sadis & Goldberg, LLC, at its offices located at 551 Fifth Avenue, 21st Floor, New York, New York 10176: attn.: Douglas R. Hirsch, Esq. If the

Obligor receives a loan in excess of Ten Million ($10,000,000.00) Dollars, including a credit facility, or receives in excess of Ten Million ($10,000,000.00) Dollars as a result of a sale of equity or licensing fees that results in unrestricted net proceeds in excess of $10,000.000.00 (hereinafter the “Accelerated Funding”) then Obligor will be obligated to pay Payee the entire unpaid Principal Amount (hereinafter the “Outstanding Balance”) left due Payee at that time within thirty (30) days of Obligor’s closing on such financing. Obligor shall not be obligated to pay Payee the Outstanding Balance on an accelerated basis if the Accelerated Funding is based on a balance sheet financing such as government subsidies, government guarantees, or government tax credits since such funding would not result in an actual cash infusion into Obligor and will not be considered an acceleration trigger for purposes of paying the Outstanding Balance.

II.	Default

In the event of Obligor’s failure to timely pay any of the Installment Payments due under this Note, Payee shall send Obligor written notice of its default and Obligor shall have five (5) business days to cure such default by sending such Installment Payment to Payee. After this five (5) day cure period has passed and Obligor has failed to cure in that time period, Payee will be entitled to the entire Outstanding Balance left due Payee at that time, plus accrued interest at a rate equal to fifteen percent (15%) per annum on the Outstanding Balance from the date of Default and shall be entitled to enter judgment against Obligor in accordance with the Affidavit of Confession of Judgment annexed hereto as Exhibit No. 3. In no event shall interest payable hereunder exceed the maximum permissible under applicable law.

III.	Notices

All notices hereunder shall be in writing and shall be sent by Federal Express or other nationally recognized overnight courier and shall be deemed delivered upon receipt or refusal. The attorneys for the parties are hereby authorized to sign and send any notice on behalf of their respective clients. Any written notice shall be sent to the parties as follows:

To:	Dr. Robert Pfeffer
c/o Sadis & Goldberg, LLC
551 Fifth Avenue, 21st Floor
New York, New York 10176
(212) 947-3793
Attention: Douglas R. Hirsch, Esq.

Biovest International, Inc.
c/o Ellenoff Grossman & Schole LLP
370 Lexington Avenue, 19th Floor
New York, New York 10017
(212) 370-1300
Attention: Anthony Galano, III, Esq.

IV.	Waiver

THE OBLIGOR HEREBY WAIVES PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DISHONOR AND PROTEST OF THIS NOTE. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. NONE OF THE TERMS OR PROVISIONS OF THIS NOTE MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT AS THE PAYEE MAY CONSENT THERETO IN WRITING.

V.	Amendments

Neither this Note nor any provision hereof may be amended, modified, waived, discharged or terminated except by a written instrument signed by the Payee and, in the case of amendments or modifications, both the Obligor and the Payee.

VI.	Binding Effect of Note

This Note shall be binding upon and inure to the benefit of the Obligor and the Payee and their respective successors and assigns; provided that neither the Obligor nor the Payee may assign or transfer its rights or obligations hereunder.

VII.	Partial Invalidity

The invalidity or unenforceability of any one or more phrases, clauses or sections of this Note shall not affect the validity or enforceability of the remaining portions of this Note.

VIII.	Entire Agreement

This Note and the documents and any agreements executed in connection herewith constitute the final and complete agreement of the parties hereto regarding the subject matter hereof and supersede any and all prior agreements or understandings, written or oral, with respect to the matters contained herein and therein. The undersigned officer of Biovest represents and warrants that he has full and complete authority to enter into this Note and has received any and all necessary approvals from Biovest’s Board of Directors.

IX.	Attorneys’ Fees

The Obligor agrees to pay any and all costs and expenses incurred by Payee in enforcing this Note, including reasonable attorneys’ fees and expenses at the rate of $375.00 per hour that Payee incurs or is billed for in connection with enforcing the terms of this Note, entering any Judgment, collecting upon said Judgment, and defending or prosecuting any appeals

IN WITNESS WHEREOF, the Obligor has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: February     , 2006

Biovest International, Inc.

By:
James McNulty, Chief Financial Officer

Notary Public

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